CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Wasatch Funds Trust of our report dated November 20, 2025, relating to the financial statements and financial highlights of Wasatch Core Growth Fund, Wasatch Emerging India Fund, Wasatch Emerging Markets Select Fund, Wasatch Emerging Markets Small Cap Fund, Wasatch Frontier Emerging Small Countries Fund, Wasatch Global Opportunities Fund, Wasatch Global Select Fund, Wasatch Global Value Fund, Wasatch International Growth Fund, Wasatch International Opportunities Fund, Wasatch International Select Fund, Wasatch International Value Fund, Wasatch Long/Short Alpha Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund, Wasatch Small Cap Growth Fund, Wasatch Small Cap Value Fund, Wasatch Ultra Growth Fund, Wasatch U.S. Select Fund and Wasatch-Hoisington U.S. Treasury Fund, which appears in Wasatch Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

January 26, 2026